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                                                      Exhibit 3


          NAVISTAR FINANCIAL SECURITIES CORPORATION


            ARTICLES OF INCORPORATION AND BY-LAWS


    The  following  documents of Navistar Financial  Securities
Corporation are incorporated herein by reference:

        3.1    Certificate   of   Incorporation   of   Navistar
               Financial Securities Corporation (as in effect on September 13, 1990). Filed on Registration
               No.  33-36767.

        3.2   The  By-Laws  of  Navistar  Financial  Securities
              Corporation.  Filed on Registration No. 33-36767.